news release

GODADDY REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
2019 Revenue Growth of 12%, Operating Cash Flow up 29%, and uFCF up 19%
2020 Revenue Growth Expected to be 11%, uFCF to be 14% / 16% ex-items

SCOTTSDALE, Ariz., February 13, 2020 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the fourth quarter and year ended December 31, 2019.
“GoDaddy continues to execute against its strategy - empowering everyday entrepreneurs through sage guidance, seamlessly intuitive experiences, and activating our community." said GoDaddy CEO Aman Bhutani. "We are well positioned to deliver strong results for our customers, communities, and shareholders in 2020."

"We are pleased that we were able to land 2019 financial performance right where we said we would. As we look to 2020, we have provided guidance that reflects the ongoing strength of our business," said GoDaddy CFO Ray Winborne.

Consolidated Fourth Quarter Financial Highlights(1)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
	(in millions, except customers in thousands and ARPU)
GAAP Results
Revenue	$780.4	$695.8	12.2%	$2,988.1	$2,660.1	12.3%
Net cash provided by operating activities(2)	$162.2	$128.5	26.2%	$723.4	$559.8	29.2%
Non-GAAP Results
Unlevered Free Cash Flow	$177.7	$126.8	40.1%	$735.6	$619.5	18.7%
Operating Metrics
Total bookings	$833.6	$732.4	13.8%	$3,401.2	$3,011.5	12.9%
Total customers at period end	19,274	18,518	4.1%	19,274	18,518	4.1%
ARPU	$158	$148	6.6%	$158	$148	6.6%
_________________________________
(1)See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.
(2)Net cash provided by operating activities in the year ended December 31, 2018 includes cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.

•Total revenue of $780.4 million, up 12.2% year over year, or 13.0% on a constant currency basis.
•Total bookings of $833.6 million, up 13.8% year over year, or 14.1% on a constant currency basis.
•Net cash provided by operating activities of $162.2 million, up 26.2% year over year.
•Unlevered free cash flow of $177.7 million, up 40.1% year over year.
•Customers of 19.3 million at December 31, 2019, up 4.1% year over year.
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•Average revenue per user (ARPU) of $158, up 6.6% year over year.
•Domains revenue of $352.3 million, up 12.1% year over year.
•Hosting and Presence revenue of $292.8 million, up 8.4% year over year.
•Business Applications revenue of $135.3 million, up 21.3% year over year.
•International revenue of $261.4 million, up 8.8% year over year, or 11.2% on a constant currency basis.

Business Highlights

•Websites + Marketing, GoDaddy's website and marketing suite, launched integrations with Google Shopping and the Facebook Developer Platform, enabling service commerce bookings in Facebook and Instagram.
•Websites + Marketing introduced inventory import capabilities, enabling online commerce customers to easily import inventory data from popular marketplaces into a newly created website.
•GoDaddy launched the Go theme for WordPress, bringing proprietary technology for ease of use and design to the WordPress community. Go has quickly become one of the fastest growing themes in the WordPress ecosystem, continuing GoDaddy's trajectory of leading the way in what WordPress can accomplish.
•GoDaddy acquired Over, a multifaceted content creation tool for small businesses and entrepreneurs, equipping anyone and everyone to grow a brand and stand out in an increasingly crowded world.
•GoDaddy announced the acquisition of Uniregistry's leading domain registrar and marketplace businesses as well as their domain portfolio, reinforcing the company's commitment to domain investors.
•GoDaddy's influencer driven brand and creative strategy, which are tightly linked to the day-to-day experiences of its customers, are seeing strong performance in brand affinity, impressions, and social buzz, all of which now substantially outpace the competitive environment.
•In January, GoDaddy launched its new logo, the "Go", a joyful reflection of how GoDaddy brings together humanity and technology to serve everyday entrepreneurs from all walks of life, backgrounds and cultures.
•The Human Rights Campaign's 2020 Corporate Equality Index awarded GoDaddy with a perfect score for the second year in a row.
•GoDaddy appointed Leah Sweet to its board of directors. Ms. Sweet, Senior Vice President at PayPal, brings deep, customer-focused product strategy experience and leadership to the board.
•GoDaddy announced it will host an Investor Day on April 2, 2020 at the New York Stock Exchange in New York City, New York. Interested shareholders and analysts are encouraged to email investors@godaddy.com for an invitation.

Balance Sheet
At December 31, 2019, total cash and cash equivalents and short-term investments were $1,086.4 million, total debt was $2,432.3 million and net debt was $1,345.9 million.
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Business Outlook
For the full year ending December 31, 2020, GoDaddy expects the following:

	Metric		Year-Over-Year Growth

Revenue	$3.315	billion	11%
Unlevered Free Cash Flow(1)	$835	million	14%
Capital Expenditures	~$85	million
Cash Interest on Long-Term Debt	~$80	million
Cash Income Taxes	<$20	million
_________________________________
(1)2020 includes 27 pay periods versus 26 in a normal year, resulting in an incremental cash outflow of ~$18 million. Normalized for this item, uFCF growth in 2020 would be approximately 16%.

For the first quarter ending March 31, 2020, GoDaddy expects total revenue of approximately $795 million, or approximately 12% year over year growth.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss fourth quarter 2019 results at 5:00 p.m. Eastern Time on February 13, 2020. To hear the call, dial (833) 286-5800 in the United States or (647) 689-4445 from international locations, with passcode 2145709. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP financial measures to their nearest GAAP equivalent, will be available through the GoDaddy Investor Relations website at https://investors.godaddy.net. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or adoption and expansion of existing products or services, any projections of product or service availability, technology
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developments and innovation, customer growth, addressable market size, market acceptance of products or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans; any statements regarding integration of recent or planned acquisitions, any statements regarding our future financial results; statements concerning GoDaddy’s ability to integrate its acquisition of Over and the expected acquisition of Uniregistry's domain registrar and marketplace businesses, and the projected impact of the acquisitions on GoDaddy’s business and results of operations; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including the risks described under the captions "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 as well as those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are available on the company's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business
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since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
ARPU. We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt, unamortized original issue discount and unamortized debt issuance costs. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. With 19 million customers worldwide, GoDaddy is the place people come to name their idea, build a professional website, attract customers and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company, visit www.GoDaddy.com.

14455 N. Hayden Road, Suite 100 Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Domains	$352.3	$314.3	$1,351.6	$1,220.3
Hosting and presence	292.8	270.0	1,126.5	1,017.6
Business applications	135.3	111.5	510.0	422.2
Total revenue	780.4	695.8	2,988.1	2,660.1
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	270.8	230.4	1,026.8	893.9
Technology and development	125.0	114.7	492.6	434.0
Marketing and advertising	85.4	79.4	345.6	291.4
Customer care	84.8	84.6	348.7	323.1
General and administrative	92.1	86.9	362.1	334.0
Depreciation and amortization	48.8	58.0	209.7	234.1
Total costs and operating expenses	706.9	654.0	2,785.5	2,510.5
Operating income(2)	73.5	41.8	202.6	149.6
Interest expense	(21.7)	(24.9)	(92.1)	(98.4)
Loss on debt extinguishment	(0.3)	—	(14.8)	—
Tax receivable agreements liability adjustment	—	15.0	8.7	14.9
Other income (expense), net	5.0	5.0	22.0	6.9
Income before income taxes	56.5	36.9	126.4	73.0
Benefit for income taxes	4.6	6.6	12.0	9.0
Net income	61.1	43.5	138.4	82.0
Less: net income attributable to non-controlling interests	0.6	1.0	1.4	4.9
Net income attributable to GoDaddy Inc.	$60.5	$42.5	$137.0	$77.1
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.35	$0.25	$0.79	$0.50
Diluted	$0.34	$0.24	$0.76	$0.45
Weighted-average shares of Class A common stock outstanding:
Basic	171,870	167,753	173,431	155,234
Diluted	177,642	182,244	181,721	181,353
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.1	$—	$0.4	$—
Technology and development	19.4	16.0	70.3	57.8
Marketing and advertising	4.7	2.9	15.4	10.3
Customer care	2.6	2.3	9.3	6.2
General and administrative	14.0	14.0	51.6	51.2
Total equity-based compensation expense	$40.8	$35.2	$147.0	$125.5
(2)See reconciliation tables for a detailed listing of certain items included in our consolidated statements of operations.

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GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,062.8	$932.4
Short-term investments	23.6	18.9
Accounts and other receivables	30.2	26.4
Registry deposits	27.2	28.3
Prepaid domain name registry fees	382.6	363.2
Prepaid expenses and other current assets	48.9	58.1
Total current assets	1,575.3	1,427.3
Property and equipment, net	258.6	299.0
Operating lease assets	196.6	—
Prepaid domain name registry fees, net of current portion	179.3	183.6
Goodwill	2,976.5	2,948.0
Intangible assets, net	1,097.7	1,211.5
Other assets	17.2	14.0
Total assets	$6,301.2	$6,083.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$72.3	$61.6
Accrued expenses and other current liabilities	366.0	414.3
Deferred revenue	1,544.4	1,393.7
Long-term debt	18.4	16.6
Total current liabilities	2,001.1	1,886.2
Deferred revenue, net of current portion	654.4	623.8
Long-term debt, net of current portion	2,376.8	2,394.2
Operating lease liabilities, net of current portion	192.9	—
Payable to related parties pursuant to tax receivable agreements	175.3	174.3
Other long-term liabilities	17.7	63.2
Deferred tax liabilities	100.9	117.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,003.5	699.8
Retained earnings (accumulated deficit)	(153.5)	164.8
Accumulated other comprehensive loss	(78.2)	(72.1)
Total stockholders' equity attributable to GoDaddy Inc.	772.0	792.7
Non-controlling interests	10.1	31.8
Total stockholders' equity	782.1	824.5
Total liabilities and stockholders' equity	$6,301.2	$6,083.4

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GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Year Ended December 31,
	2019	2018
Operating activities
Net income	$138.4	$82.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	209.7	234.1
Equity-based compensation	147.0	125.5
Loss on debt extinguishment	14.8	—
Tax receivable agreements liability adjustment	(8.7)	(14.9)
Other	32.7	(11.4)
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	1.1	6.2
Prepaid domain name registry fees	(15.1)	(15.9)
Accounts payable	13.6	(3.4)
Accrued expenses and other current liabilities	40.4	14.9
Deferred revenue	179.5	158.0
Other operating assets and liabilities	(30.0)	(15.3)
Net cash provided by operating activities	723.4	559.8
Investing activities
Purchases of short-term investments	(64.1)	(24.8)
Maturities of short-term investments	59.9	18.5
Business acquisitions, net of cash acquired	(40.3)	(147.2)
Purchases of intangible assets	(4.7)	(9.3)
Purchases of property and equipment	(87.6)	(87.7)
Other investing activities, net	1.5	(4.3)
Net cash used in investing activities	(135.3)	(254.8)
Financing activities
Proceeds received from:
Issuance of Senior Notes	600.0	—
Stock option exercises	70.7	67.2
Issuances of Class A common stock under employee stock purchase plan	28.5	21.9
Payments made for:
Repayment of term loans	(625.0)	(25.0)
Repurchases of Class A common stock	(458.6)	—
Contingent consideration for business acquisitions	(54.8)	(10.4)
Financing-related costs	(13.2)	—
Other financing obligations	(4.5)	(6.7)
Net cash provided by (used in) financing activities	(456.9)	47.0
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(2.3)
Net increase in cash and cash equivalents	130.4	349.7
Cash and cash equivalents, beginning of period	932.4	582.7
Cash and cash equivalents, end of period	$1,062.8	$932.4

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(in millions)
Total Bookings:
Total revenue	$780.4	$695.8	$2,988.1	$2,660.1
Change in deferred revenue	(3.1)	(7.9)	180.5	163.2
Net refunds	56.6	46.8	233.4	192.6
Other	(0.3)	(2.3)	(0.8)	(4.4)
Total bookings	$833.6	$732.4	$3,401.2	$3,011.5

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$162.2	$128.5	$723.4	$559.8
Impact of discontinued operations(1)	—	—	—	23.8
Cash paid for interest on long-term debt	26.9	22.3	80.3	84.1
Cash paid for acquisition-related costs(2)	5.1	12.9	19.5	32.2
Capital expenditures	(16.5)	(38.2)	(87.6)	(87.7)
Cash paid for indirect taxes	—	1.3	—	7.3
Unlevered free cash flow	$177.7	$126.8	$735.6	$619.5
_________________________________
(1)Impact of discontinued operations in 2018 relates to cash tax payments made in connection with the gain on the August 2017 sale of PlusServer.
(2)The 2018 periods include $5.7 million of capital expenditures related to data center, networking and data platform consolidation for Host Europe Group.

The following table details certain items included in our consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(in millions)

Operating income includes the following:
Accrual for legal settlement expenses recorded in general and administrative expenses	$—	$—	$18.1	$—
Acquisition-related expenses recorded in general and administrative expenses	$2.7	$7.0	$9.4	$32.7

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The following table provides a reconciliation of net debt:

December 31, 2019
(in millions)
Net Debt:
Current portion of long-term debt	$18.4
Long-term debt	2,376.8
Unamortized original issue discount on long-term debt	13.2
Unamortized debt issuance costs	23.9
Total debt	2,432.3
Less: Cash and cash equivalents	(1,062.8)
Less: Short-term investments	(23.6)
Net debt	$1,345.9

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	December 31,
	2019	2018

	(in thousands)
Shares Outstanding:
Class A common stock	172,867	168,549
Class B common stock	1,490	6,254
Total common stock outstanding	174,357	174,803
Effect of dilutive securities(1)	4,263	8,206
	178,620	183,009
_________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:
Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

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